Contact Information:

Investors:
Weight Watchers International, Inc. Sarika Sahni Manager, Investor Relations (212) 589-2751	Brainerd Communicators, Inc. Corey Kinger (212) 986-6667

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES

FULL YEAR AND FOURTH QUARTER 2006 RESULTS

NEW YORK, N.Y., February 13, 2007 – Weight Watchers International, Inc. (NYSE: WTW) today announced results for the full year and fourth quarter ended December 30, 2006.

Full Year 2006 Results

For the year ended December 30, 2006, Weight Watchers International’s net revenues increased 7.1% to $1,233.3 million from $1,151.3 million in 2005. Full year 2006 reported net income was $209.8 million, and fully diluted earnings per share were $2.11, which includes $0.05 per share net benefit resulting from fourth quarter tax reserve reversals of $0.06 per share and $0.01 per share expense associated with the early extinguishment of debt in the second quarter of 2006. Full year 2006 fully diluted earnings per share excluding these non-recurring items were $2.06. Full year 2005 reported net income was $174.4 million, and fully diluted earnings per share were $1.67 which includes $0.27 per share of non-recurring expenses resulting from the WeightWatchers.com acquisition. In 2006, the Company began recognizing stock option compensation expense in compliance with FAS 123R, “Share-Based Payment.”

Fourth Quarter 2006 Results

For the fourth quarter of 2006, net revenues increased 13.7% to $285.5 million from $251.2 million in 2005. Net income was $44.3 million, up from $38.9 million in the fourth quarter of 2005. This includes the benefit from the reversal of tax reserves in the fourth quarter 2006 of $6.3 million. Fully diluted earnings per share for the fourth quarter of 2006 were $0.45. Excluding the above-mentioned tax reserve reversals, fully diluted earnings per share for the fourth quarter of 2006 were $0.39. This compares to fully diluted earnings per share in the fourth quarter of 2005 of $0.38.

Full Year 2007 Guidance

The Company provided full year 2007 earnings guidance of between $2.33 and $2.47 per fully diluted share, including $0.02 per share of non-recurring expense associated with the early extinguishment of debt in the first quarter of 2007.

Commenting on the Company’s full year results and 2007 guidance, David Kirchhoff, President and Chief Executive Officer of the Company, said, “The Company has made excellent progress on several fronts in 2006 and continues to lay critical groundwork for 2007 and beyond. At our investor presentation tomorrow in New York City, I look forward to sharing my strategic assessment of our business and discussing in greater detail key initiatives and opportunities that will help drive our business in the years to come.”

Fourth Quarter and Full Year 2006 Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, David Kirchhoff, President and Chief Executive Officer, and Ann Sardini, Chief Financial Officer, will discuss full year and fourth quarter results and answer questions from the investment community. Live audio of the conference call will be webcast at http://www.weightwatchersinternational.com.

Investor Presentation

The investor presentation is expected to begin at 8:30 a.m. ET on Wednesday, February 14, 2007. The event will be webcast over the Internet on the Company’s website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for 30 days.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds over 48,000 weekly meetings where members receive group support and education about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the Company pursuant to United States securities laws contain discussions of these risks and uncertainties. Weight Watchers International assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review our filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at http://www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at http://www.weightwatchersinternational.com).

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WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	December 30, 2006	December 31, 2005
ASSETS
Current assets	$154.7	$127.7
Property and equipment, net	31.0	20.8
Goodwill, franchise rights and other intangible assets, net	764.3	615.7
Deferred income taxes	43.9	61.9
Other	8.5	9.4

TOTAL ASSETS	$1,002.4	$835.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$236.5	$165.9
Long-term debt	830.2	741.4
Other	4.1	8.8

TOTAL LIABILITIES	1,070.8	916.1

Shareholders’ equity	(68.4)	(80.6)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,002.4	$835.5

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
Revenues, net	$285.5	$251.2	$1,233.3	$1,151.3
Cost of revenues	138.0	120.9	557.1	520.7

Gross profit	147.5	130.3	676.2	630.6
Marketing expenses	33.5	30.9	158.9	158.3
Selling, general and administrative expenses	35.7	32.1	137.3	169.8

Operating income	78.3	67.3	380.0	302.5
Interest expense, net	13.6	6.5	49.5	21.0
Other (income) / expense, net	(0.6)	0.3	(1.4)	2.2
Early extinguishment of debt	—	—	1.3	—

Income before income taxes	65.3	60.5	330.6	279.3
Provision for income taxes	21.0	21.6	120.8	104.9

Net income	$44.3	$38.9	$209.8	$174.4

Earnings Per Share:
Basic	$0.45	$0.38	$2.13	$1.70

Diluted	$0.45	$0.38	$2.11	$1.67

Weighted average common shares outstanding:
Basic	97.4	101.8	98.7	102.7

Diluted	98.1	102.8	99.4	104.2

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
Attendance (in millions)
North America	7.9	7.2	35.4	33.5
International	5.5	5.7	25.7	27.5

Total Attendance	13.4	12.9	61.1	60.9

Supplemental Attendance Detail (in millions)
UK	2.5	2.3	11.6	12.6
CE	2.4	2.6	11.1	11.6
Other	0.6	0.8	3.0	3.3

Total International Attendance	5.5	5.7	25.7	27.5

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers (1)	460.0	399.0	460.0	399.0

North America (in $ millions)
Meeting Fees	113.2	94.5	471.8	417.0
Product Sales	35.0	30.2	163.3	144.4

Total	148.3	124.7	635.1	561.4

International (in $ millions)
Meeting Fees	57.2	53.7	251.3	264.1
Product Sales	26.4	26.4	130.0	141.1

Total	83.6	80.1	381.2	405.2

Total Revenues (in $ millions)
Meeting Fees	170.4	148.2	723.1	681.1
Product Sales	61.4	56.6	293.3	285.4
Online Revenues	31.5	27.3	129.4	109.7
Franchise Commissions	3.3	3.8	19.2	19.4
All Other	18.9	15.3	68.4	55.7

Total Revenues	285.5	251.2	1,233.3	1,151.3

Note: Totals may not sum due to rounding.

(1)	As of the third fiscal quarter of 2006, we began reporting only our end of period active subscribers for Weight Watchers Online, our product for non-meeting members. Previously, we had also included subscribers for Weight Watchers eTools, our weight loss companion for meeting members.